Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(137,033)
Unrealized Gain (Loss) on Market Value of Futures	(86,147)
Dividend Income	299
Interest Income	3,580
Total Income (Loss)	$(219,301)

Expenses
General Partner Management Fees	$1,814
Professional Fees	5,322
Brokerage Commissions	81
Non-interested Directors' Fees and Expenses	33
Prepaid Insurance Expense	39
NYMEX License Fee	36
Total Expenses	7,325
Expense Waiver	(5,147)
Net Expenses	$2,178
Net Income (Loss)	$(221,479)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/20	$3,069,553
Net Income (Loss)	(221,479)

Net Asset Value End of Month	$2,848,074
Net Asset Value Per Share (400,000 Shares)	$7.12

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596